EXHIBIT 24.1

                      CONSENT OF McGLADREY & PULLEN, LLP



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McGLADREY & PULLEN, LLP                                       RSM
-----------------------                                 -------------
Certified Public Accountants and Consultants            International


                        CONSENT OF INDEPENDENT AUDITOR



To the Board of Directors
Flanders Corporation
Washington, North Carolina


We hereby consent to the use in this Form S-1 Registration Statement of our report, dated February 8, 1996, except for Note 20 as to which the date is October 17, 1996 relating to the consolidated financial statements of Flanders Corporation and subsidiary, and to the reference to our Firm under the caption "Experts" in the Prospectus.



New Bern, North Carolina                           /s/ McGladrey & Pullen, LLP
October 21, 1996




901 College Court                                                    Worldwide
P.O. Box 15409                                                        Services
New Bern, North Carolina, 28561-5409                                   Through
(919) 637-5154 FAX (919) 637-5383                            RSM International